EXHIBIT 99.1

To Form 8-K dated October 26, 2016

SEACOAST BANKING CORPORATION OF FLORIDA

NEWS RELEASE

Stephen Fowle

Executive Vice President

Chief Financial Officer

(772) 463-8977

steve.fowle@seacoastbank.com

Seacoast Reports Third Quarter 2016 EPS Increased 85% on Record Loan Production and Expense Management

STUART, Fla., October 26, 2016 /PRNewswire/ — Seacoast Banking Corporation of Florida (“Seacoast” or “the Company”) (NASDAQ: SBCF) today reported results for the third quarter of 2016.

Seacoast reported net income of $9.1 million during the third quarter of 2016, a 106% or $4.7 million increase from the third quarter of 2015 and an increase of $3.8 million, or 71%, compared to the second quarter of 2016. Third quarter return on average assets (ROA) increased 31 basis points quarter-over-quarter to 0.82%, return on average equity increased 329 basis points to 8.4% and return on average tangible common equity1 (ROTCE) increased 429 basis points to 10.9%. Third quarter 2016 results include $2.6 million in costs related to consolidation of branches acquired through the BMO Harris acquisition and other nonrecurring items1.

Seacoast reported third quarter adjusted net income1 of $10.6 million, a 70% or $4.4 million increase year-over-year, and an increase of $1.8 million, or 21% (not annualized), from the prior quarter. Diluted earnings per common share (EPS) was $0.24, up 71% from $0.14 in the prior quarter and up 85% from $0.13 in the third quarter of 2015. Adjusted diluted EPS1 was $0.28, a $0.05 or 22% increase from the second quarter of 2016 and a gain of $0.10 or 56% from the year-ago period.

Net income for the first nine months of 2016 was $18.4 million compared to $16.1 million in the first nine months of 2015. Diluted EPS was $0.49 compared to $0.48 in the same period of 2015. Adjusted net income1 increased $7.8 million to $26.1 million for the first nine months of 2016 and adjusted1 diluted EPS increased 27% to $0.70.

Third Quarter 2016 Financial Highlights

•	Total revenues increased $10.2 million, or 27% year-over-year to $47.4 million and increased $3.8 million, or 9% (not annualized), from the prior quarter.
•	Net interest income increased $8.4 million or 29% year over year and $3.0 million or 9% above second quarter levels. Net interest margin increased six basis points, linked quarter, to 3.69%.

 - continued -

•	Adjusted fully diluted earnings per share[1] rose to $0.28, an increase of 56% year-over-year and 22% from the second quarter of 2016.

•	Adjusted return on assets[1] was 0.95%, an eleven basis points improvement over second quarter 2016. Adjusted return on tangible common equity[1] gained 195 basis points, reaching 12. 6% during the third quarter.

Third Quarter 2016 Growth Highlights

•	Loans grew $670 million or 32% from year-ago levels. Adjusting for acquisitions, loan growth was $330 million or 16%. Compared to the prior quarter, loans increased at a 23% annualized growth rate, adding $153 million sequentially.
•	Consumer, small business, and mortgage loan production all hit record levels in the third quarter.
•	Debit card spend reached a record high, up 20% from 2015 levels, as organic households grew 3.5% above third quarter 2015 levels. Interchange income increased 20%, as a result.

2016 Guidance

•	Seacoast reaffirms 2016 adjusted diluted EPS[1] target of $1.00.

Dennis S. Hudson, III, Chairman and CEO said, “Seacoast’s continuing transformation delivered exceptional results for shareholders during the third quarter. Robust organic loan growth, combined with success serving customers gained through our recent acquisitions, enabled us to increase net interest income 29% and noninterest income 21% from last year.

“Total loans increased 23%, annualized, compared with the second quarter of this year as we achieved record volumes in our small business, consumer and residential businesses. $27 million of third quarter loan growth was related to loan purchases during the quarter. Excluding acquisitions, loans grew 16% compared to the third quarter of 2015. Our pace of consumer and small business lending is helping us maintain a granular loan portfolio and enabling us to limit commercial real estate to approximately 209% of total capital.

“With strong top-line growth, Seacoast drove positive operating leverage through continued branch closures and other cost savings measures related to our Orlando acquisitions and legacy expense base. Year-over-year revenues excluding securities gains grew 27%, outpacing the 18% increase in adjusted expenses1 during the corresponding period.

“Seacoast’s performance also reflects continued success in deepening relationships with current customers. The number of consumer loans and deposit accounts sold to existing customers increased at an annualized rate of 77% and 54% respectively, from prior year levels. Check deposits made outside the branch grew to 35% this quarter, up from 27% in the same period last year.”

1 Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

“The success of our balanced growth strategy is apparent in the improved tangible results for shareholders. During the last four quarters, we delivered 56% growth in adjusted diluted EPS1 while improving adjusted ROA1 and ROTCE1 metrics by 18 basis points and 440 basis points, respectively. This improvement in performance positions Seacoast well as we continue to execute against our $1 per share goal for this year and look ahead to 2017,” Hudson concluded.

FINANCIAL HIGHLIGHTS	3Q16	2Q16	1Q16	4Q15	3Q15
(Dollars in thousands except per share data)

Total Assets	4,513,934	4,381,204	4,001,323	3,534,780	3,378,108

Loans	2,769,338	2,616,052	2,455,214	2,156,330	2,099,447

Deposits	3,510,493	3,501,316	3,222,447	2,844,387	2,742,296

Net Income	9,133	5,332	3,966	6,036	4,441

Diluted Earnings Per Share	0.24	0.14	0.11	0.18	0.13

Return on Average Assets (ROA)	0.82%	0.51%	0.44%	0.69%	0.52%
Return on Average Tangible Common Equity (ROTCE)	10.9	6.6	5.1	7.8	5.9

Net Interest Margin	3.69	3.63	3.68	3.67	3.75
Efficiency Ratio	68.6	78.0	81.7	72.6	76.3

Pretax, Pre-provision Income (1)	$14,002	$8,842	$6,600	$10,130	$8,126

Average Diluted Shares Outstanding (000)	38,170	38,142	35,453	34,395	34,194
Adjusted Net Income (1)	$10,588	$8,773	$6,758	$6,569	$6,232
Adjusted Diluted Earnings Per Share (1)	0.28	0.23	0.19	0.19	0.18

Adjusted ROA (1)	0.95%	0.84%	0.75%	0.75%	0.77%
Adjusted ROTCE (1)	12.6	10.6	8.5	8.9	8.2

Adjusted Efficiency Ratio (1)	63.1	64.8	69.6	69.1	68.2
Adjusted Pretax, Pre-provision Income (1)	$16,370	$14,607	$11,082	$10,990	$10,990

Annualized Adjusted Operating Expenses as a Percent of Average Assets (1)	2.78%	2.77%	3.05%	2.97%	3.07%

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Acquisitions Update

“Our acquisitions of Floridian Financial Corporation and the BMO Harris’ Orlando banking operations in the first half of this year made Seacoast the largest Florida-based bank in Orlando, one of the nation’s fastest growing MSAs,” Hudson said. “Our strong results this quarter reflect the first full quarter of revenues from these acquisitions. During the quarter, we took the last of our redundant locations out of service, and we anticipate our fourth quarter results will benefit from the full expense reduction from these acquisitions.”

Florida Economic Update

"The Florida economy continues to show broad-based strength,” Hudson commented. “An October 2016 report released by Wells Fargo Securities Economics Group commented, ‘Florida’s economy continues to fire on all cylinders. Output, employment, income and population growth have comfortably outpaced the nation for the past four years. Moreover, Florida’s economy has continued to pick up steam over the past year while the U.S. economy lost momentum. Nonfarm employment is up 3.2 percent year-over-year, and the latest QCEW data suggest growth may be even stronger.2”

“Additionally, Florida’s residential real estate market remains steady. August statistics released by Florida Realtors indicates a year-over-year increase in closed sales and median sales price, while the median time to contract decreased to 40 days,” Hudson concluded.3

Third Quarter 2016 Income Statement Highlights

Strong Organic Growth Drives Continued Net Interest Income Improvement

Net interest income for the quarter totaled $37.4 million, an $8.4 million or 29% increase from third quarter 2015 levels. Net interest margin was 3.69%, down six basis points from the prior year.     Year-over-year net interest income improvement reflects strong organic loan growth combined with growth from successful acquisitions in the first half of the year. The decrease in margin reflects decreased loan yields, reflecting the current low interest rate environment, partially offset by improved balance sheet mix.

2 https://www08.wellsfargomedia.com/assets/pdf/commercial/insights/economics/regional-reports/state-south- chartbook-20161010.pdf

3 http://www.floridarealtors.org/ResearchAndStatistics/Florida-Market-Reports/Index.cfm

Net interest income increased $3.0 million or 9% (not annualized) compared to the second quarter of 2016 and net interest margin increased six basis points from 3.63% in the prior quarter. Improvement reflects strong loan growth and deployment of excess liquidity held at the time of the BMO Harris acquisition in the second quarter 2016.

Noninterest Income Growth Benefits from Acquisitions, Loan Growth

Noninterest income excluding securities gains, totaled $9.8 million for the third quarter of 2016, $1.7 million or 21% above the $8.1 million recorded in the same quarter of 2015. Significant contributors to the increase in noninterest income include mortgage banking revenue, which increased $0.7 million or 60% from the year-ago period; deposit service charges, which increased $0.5 million or 22%; interchange income, which increased $0.4 million or 20%; and other income, which increased $0.3 million or 45%. Digitally-driven product marketing and service delivery, combined with strong organic and acquisition-related household growth, drove the growth in noninterest income during the quarter.

Noninterest income excluding securities gains, increased $0.7 million or 7% (not annualized) from second quarter 2016 levels. Strength in mortgage banking revenue and acquisition-driven increases in deposit service charges provided significant lift despite a seasonally slower quarter.

Noninterest Expense Growth Reflects Merger Activity

Noninterest expense increased $4.3 million from the third quarter of 2015. Third quarter 2016 expenses were impacted by $2.6 million in acquisition and other nonrecurring expenses compared to $3.0 million in the third quarter of 2015. Adjusted noninterest expense1 increased $4.7 million from prior-year levels. The year-over-year increase in adjusted expense reflects ongoing costs related to the acquisitions of Floridian Financial Group and BMO Harris’ Orlando operations. Expenses also reflect costs to support significant organic growth and investment in the franchise. Revenues, excluding securities gains, grew 27% compared to prior year levels while adjusted noninterest expense1 grew 18% - providing 9% operating leverage. Ten full-service offices were taken out of service during the third quarter of 2016, most in the Central Florida region, with an anticipated favorable reduction to noninterest expenses prospectively.

Noninterest expense decreased $1.4 million from the second quarter, 2016 due to a higher level of merger expenses recorded in the second quarter related to 2016 acquisitions. Adjusted noninterest expense1 grew $1.8 million or 6%. Contributing to the higher adjusted noninterest expense1 during the third quarter of 2016 were salary and benefits costs, occupancy and equipment, and data processing expense, largely from acquisition activity. Additionally, incentive costs increased with strong third quarter production. Of note, our recent brush with Hurricane Matthew is not expected to have any material impact to noninterest expense in the fourth quarter.

1 Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Third Quarter 2016 Balance Sheet Highlights

Strong Originations Drive Loan Portfolio Even Higher

Net loans totaled $2.77 billion, an increase of $670 million or 32% above the third quarter 2015. Excluding acquisitions, loans increased $330 million or 16% above the prior year. Loans increased $153 million or 23%, annualized, from second quarter 2016.

Loan production continued at a strong pace across all business lines. Commercial loan originations for the quarter exceeded $109 million, well ahead of 2015 levels, with the commercial pipeline (in underwriting and approval or approved and not yet closed) totaling $119 million at September 30, 2016.

Consumer loan and small business originations totaled $88 million during the third quarter of 2016 compared to $53 million one year ago. Closed residential production for the quarter totaled $114 million compared with $74 million during the third quarter 2015, with a total residential pipeline of $79 million as of September 30, 2016, up from $38 million one year ago. $27 million of third quarter loan growth is related to marine and mortgage loan purchases made during the quarter.

(Dollars in thousands)	3Q16	2Q16	1Q16	4Q15	3Q15

Commercial pipeline	$119,394	$113,261	$97,953	$105,556	$104,915
Commercial loans closed	109,078	111,133	67,252	80,003	71,823

Residential pipeline	$79,379	$66,083	$57,739	$30,340	$37,958
Residential loans retained	68,748	64,003	36,335	24,905	36,027
Residential loans sold	79,151	39,499	30,345	35,278	37,996

Credit Quality Remains Stable and Strong

The provision for loan losses was $550,000 for the third quarter of 2016, down from $987,000 in the third quarter 2015 and $662,000 recorded in the second quarter 2016. The decrease in provision was driven by strong credit results, including $1.4 million in net recoveries collected during the quarter, offset by the impact of continued loan growth. The ratio of allowance for loan losses to non-acquisition related loans was 1.00% as of September 30 2016, a slight decrease from 1.01% as of June 30, 2016.

Additional highlights include:

•	Nonperforming loans to total loans outstanding at the end of the third quarter decreased to 0.66%, down from 0.81% as of September 30, 2015;
•	Nonperforming assets to total assets declined to 0.69%, compared to 0.73% one year ago. Of $31.2 million in nonperforming assets, eleven properties at a carrying value of $7.6 million relate to closed branch properties held as REO.

Deposits Built on Core Customer Growth and Acquired Deposits

Total deposits were $3.5 billion as of September 30, 2016, $768 million or 28% above the third quarter 2015. Core customer funding increased to $3.31 billion, a $728 million or 28% increase. Excluding acquisitions, core customer funding increased by $218 million or 8% and total deposits increased $127 million or 5% above the third quarter 2015. Core customer funding increased $14 million and total deposits grew $9 million compared to the second quarter 2016. Seacoast recognized growth in deposits despite seasonal drawdowns of public funds, planned decrease in high-cost acquired certificates of deposit and significant branch consolidation. This increase compares to a slight decrease in deposits, excluding acquired deposits, during the third quarter 2015.

Noninterest demand deposits grew $22 million or 2% (not annualized) from the second quarter of 2016 and $299 million or 34% from the third quarter of 2015. Excluding acquired deposits, noninterest demand deposits increased $114 million over the third quarter 2015 and represent fully one-third of total deposits.

(Dollars in thousands)	Third Quarter 2016	Second Quarter 2016	First Quarter 2016	Fourth Quarter 2015	Third Quarter 2015
Customer Relationship Funding

Noninterest demand	$1,168,542	$1,146,792	$1,054,069	$854,447	$869,877
Interest-bearing demand	776,480	776,388	750,904	734,749	618,344
Money market	858,931	860,930	741,657	665,353	660,632
Savings	340,899	330,928	313,179	295,851	286,810
Time certificates of deposit	365,641	386,278	362,638	293,987	306,633
Total deposits	$3,510,493	$3,501,316	$3,222,447	$2,844,387	$2,742,296
Customer sweep accounts	$167,693	$183,387	$198,330	$172,005	$148,607
Total core customer funding[4]	$3,312,545	$3,298,425	$3,058,139	$2,722,405	$2,584,270
Demand deposit mix (noninterest bearing)	33.3%	32.8%	32.7%	30.0%	31.7%

Other Highlights

Income Taxes

Seacoast recorded a $4.3 million income tax provision in the third quarter of 2016, compared to $2.8 million in the second quarter of 2016 and $2.7 million in the prior year. The third quarter 2016 tax provision benefited from the early adoption of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. As a result, Seacoast recorded a benefit of $418,000, adding $0.01 per diluted share.

Excluding the adoption of ASU 2016-09, the year-to-date effective tax rate was 35.7%. Implementation of this new accounting standard will continue to have an impact on the effective tax rate in future periods depending on stock-based compensation grants and their related vesting and exercise timing, as well as stock price.

4 Total deposits and customer sweep accounts, excluding time certificates of deposit.

Capital Ratios Remain at Strong Levels

The common equity tier 1 capital ratio (CET1) was 10.9%, total capital ratio was 13.4% and the tier 1 leverage ratio was 9.2% at September 30, 2016. Ratios decreased slightly as average assets increased due to the BMO Harris acquisition late in the second quarter.

Tangible book value per share increased $0.27 to $9.35 while book value per share increased $0.25 to $11.45 compared to the second quarter of 2016. Tangible common equity to assets was 8.0% at September 30, 2016.

Conference Call Information

Seacoast will host a conference call on Thursday, October 27, 2016 at 10:00 a.m. (Eastern Time) to discuss the earnings results. Investors may call in (toll-free) by dialing (888) 517-2458 (passcode: 9762 990). Slides will be used during the conference call and may be accessed at Seacoast's website at SeacoastBanking.com by selecting "Presentations" under the heading "Investor Services." A replay of the call will be available for one month, beginning late afternoon of October 27, by dialing (888) 843-7419 and using passcode: 9762 990.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading "Investor Services." Beginning the afternoon of October 27, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $4.5 billion in assets and $3.5 billion in deposits as of September 30, 2016. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 47 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and five commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida, and west to Okeechobee and surrounding counties. More information about the Company is available at SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2015, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled adjusted net income; adjusted diluted earnings per share; return on average tangible common equity; adjusted revenue; adjusted return on assets; adjusted return on average tangible common equity; adjusted efficiency ratio; adjusted pre-tax, pre-provision income; annualized adjusted operating expenses as a percent of average assets; and adjusted noninterest expense are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are net income, diluted earnings per share, return on average equity, revenues, return on average assets, return on average equity, expenses/revenues, net income, noninterest expense as a percent of average assets, and noninterest expense, respectively.

Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance, and if not provided would be requested by the investor community. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and in facilitating comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The company presents non-GAAP measures to remove or adjust for items like transaction related merger and acquisition costs or other costs or revenue items that are not related to the ongoing operations of the company as well as to adjust intangible assets and intangible asset amortization from acquired companies. The Company believes these measures are useful to investors because removing the amount of intangible assets and amortization thereof, and removing costs and revenues not related to ongoing operations of the company (the level of which may vary from company to company and from period to period), allows investors to more easily compare the Company's capital position and financial performance to other companies in the industry that present similar measures. The Company also believes that removing these items provides a more relevant measure of the Company's financial performance from period to period. These measures are utilized by management to assess the capital adequacy and profitability of the Company.

These disclosures should not be considered an alternative to GAAP. The computations of adjusted net income; adjusted diluted earnings per share; return on average tangible common equity; adjusted revenue; adjusted return on assets; adjusted return on average tangible common equity; adjusted efficiency ratio; adjusted pre-tax, pre-provision income; annualized adjusted operating expenses as a percent of average assets; and adjusted noninterest expense and the reconciliation of these measures are set forth in the tables below.5:

5 Presentation has been revised in accordance with SEC's Division of Corporation Finance Compliance and Disclosure Interpretations, Non-GAAP Financial Measures" issued May 17, 2016

Dollars in thousands except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
	2016	2016	2016	2015	2015
Net income	$9,133	$5,332	$3,966	$6,036	$4,441

BOLI Income	0	0	(464)	0	0
Security gains	(225)	(47)	(89)	(1)	(160)
Bargain purchase gain	0	0	0	(416)	0
Total Adjustments to Revenue	(225)	(47)	(553)	(417)	(160)

Severance	287	464	306	187	670
Merger related charges	1,628	2,448	4,038	1,043	2,120
Branch closure charges and costs related to expense initiative	678	1,121	691	0	0
Other	0	0	0	0	121
Miscellaneous losses	0	0	0	48	112
Early redemption cost for FHLB advances	0	1,777	0	0	0
Total Adjustments to Noninterest Expense	2,593	5,810	5,035	1,278	3,023

Effective tax rate on adjustments	(913)	(2,322)	(1,690)	(328)	(1,072)
Adjusted Net Income (1)	10,588	8,773	6,758	6,569	6,232
Earnings per diluted share, as reported	$0.24	$0.14	$0.11	$0.18	$0.13
Adjusted earnings per diluted share (1)	0.28	0.23	$0.19	0.19	0.18
Average shares outstanding (000)	38,170	38,142	35,453	34,395	34,194

Adjusted Net Income(1)	$10,588	$8,773	$6,758	$6,569	$6,232
Provision for loan losses	550	662	199	369	987
Income taxes	5,232	5,172	4,125	4,052	3,771
Adjusted pretax, pre-provision income (1)	$16,370	$14,607	$11,082	$10,990	$10,990
Revenue	$47,437	$43,651	$38,941	$37,299	$37,253
Total Adjustments to Revenue	(225)	(47)	(553)	(417)	(160)
Adjusted Revenue(1)	$47,212	$43,604	$38,388	$36,882	$37,093

Noninterest Expense	$33,435	$34,808	$32,341	$27,169	$29,127
Total Adjustments to Noninterest Expense	2,593	5,810	5,035	1,278	3,023
Adjusted Noninterest Expense(1)	30,842	$28,998	$27,306	$25,891	$26,104
Adjusted Noninterest Expense	30,841	28,998	27,306	25,891	26,104
Foreclosed property expense & amortization intangible	(851)	(553)	(484)	(324)	(736)
Net Adjusted Noninterest Expense	29,990	28,445	26,822	25,567	25,368
Adjusted Revenue	47,212	43,604	38,388	36,882	37,093
Impact of FTE adjustment	287	308	127	117	119
Adjusted Revenue on a fully taxable equivalent basis	47,499	43,912	38,515	36,999	37,212

Adjusted Efficiency Ratio(6)	63.14%	64.78%	69.64%	69.10%	68.17%

Return on Average Assets (ROA)	0.82%	0.51%	0.44%	0.69%	0.52%
Impacted of adjustments for Adjusted Net Income(7)	0.13	0.33	0.31	0.06	0.25
Adjusted Return on Average Assets (Adjusted ROA)	0.95%	0.84%	0.75%	0.75%	0.77%

Return on Average Common Equity	8.4%	5.2%	4.3%	6.8%	5.1%
Impact of removing average intangible assets and related amortization (8)	2.5	1.4	0.8	1.0	0.8
Return on Average Tangible Common Equity (ROTCE)	10.9%	6.6%	5.1%	7.8%	5.9%
Impacted of adjustments for Adjusted Net Income 45)	1.7	4.0	3.4	1.1	2.3
Adjusted Return on Average Tangible Common Equity	12.6%	10.6%	8.5%	8.9%	8.2%

(1) Non GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

(6) Defined as ( adjusted noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus adjusted noninterest income).

(7) The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.

(8) Includes adjusted detailed in Total Adjustments to Revenue, Total Adjustments to Noninterest Expense and the Effective tax rate on adjustments

FINANCIAL HIGHLIGHTS	(Unaudited)	10/31/16
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands, except share data)	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
Summary of Earnings
Net income	$9,133	$5,332	$4,441	$18,431	$16,105
Net interest income (1)	37,735	34,801	29,130	102,885	80,752
Net interest margin (1), (2)	3.69	3.63	3.75	3.67	3.62
					.
Performance Ratios
Return on average assets-GAAP basis (2), (3)	0.82%	0.51%	0.52%	0.60%	0.66%
Return on average shareholders' equity-GAAP basis (2), (3)	8.44	5.15	5.05	6.06	6.49
Return on average tangible shareholders' equity-GAAP basis (2), (3), (4)	10.91	6.62	5.94	7.61	7.50
Efficiency ratio (5)	68.60	78.01	76.29	75.69	71.23
Noninterest income to total revenue	20.68	20.89	21.79	21.21	23.16

Per Share Data
Net income diluted-GAAP basis	$0.24	$0.14	$0.13	$0.49	$0.48
Net income basic-GAAP basis	0.24	0.14	0.13	0.50	0.48
Book value per share common	11.45	11.20	10.20	11.45	10.20
Tangible book value per share	9.35	9.08	9.18	9.35	9.18
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income.
(4)	The Company defines tangible common equity as total shareholder's equity less intangible assets.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and bargain purchase gain, net).

FINANCIAL HIGHLIGHTS

SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	June 30,	September 30,
(Dollars in thousands, except share data)	2016	2016	2015

Selected Financial Data
Total assets	$4,513,934	$4,381,204	$3,378,108
Securities available for sale (at fair value)	866,613	923,560	728,161
Securities held for investment (at amortized cost)	392,138	401,570	209,047
Net loans	2,746,654	2,595,327	2,080,119
Deposits	3,510,493	3,501,316	2,742,296
Total shareholders' equity	435,519	425,429	350,280

Average Balances (Year-to-Date)
Total average assets	$4,077,463	$3,904,091	$3,250,855
Less: intangible assets	62,240	53,228	32,879
Total average tangible assets	$4,015,223	$3,850,863	$3,217,976

Total average equity	$406,080	$393,782	$331,966
Less: intangible assets	62,240	53,228	32,879
Total average tangible equity	$343,840	$340,554	$299,087

Credit Analysis
Net (recoveries) year-to-date - non-acquired loans	$(2,182)	$(854)	$(854)
Net charge-offs year-to-date - acquired loans	37	118	872
Total net charge-offs (recoveries) year-to-date	$(2,145)	$(736)	$18

Net (recoveries) to average loans (annualized) - non-acquired loans	(0.12)%	(0.07)%	(0.06)%
Net charge-offs to average loans (annualized) - acquired loans	0.01	0.01	0.06
Total net charge-offs (recoveries) to average loans (annualized)	(0.11)	(0.06)	0.00

Loan loss provision (recapture) year-to-date - non-acquired loans	$1,052	$403	$1,415
Loan loss provision year-to-date - acquired loans	359	458	860
Total loan loss provision year-to-date	$1,411	$861	$2,275

Allowance to loans at end of period - non-acquired loans	1.00%	1.01%	1.11%
Discount for credit losses to acquired loans at end of period	4.24	3.96	4.13

Nonperforming loans - non-acquired loans	$10,561	$10,919	$14,474
Nonperforming loans - acquired loans	7,876	4,360	2,636
Other real estate owned - non-acquired	3,681	3,791	4,183
Other real estate owned - acquired	1,468	1,644	3,250
Other real estate owned – branches out of service	7,585	3,259	0
Total nonperforming assets	$31,171	$23,973	$24,543

Restructured loans (accruing)	$19,272	$20,337	$20,543

Purchased noncredit impaired loans	$484,006	$554,519	$347,262
Purchased credit impaired loans	13,057	13,652	12,673
Total acquired loans	$497,063	$568,171	$359,935

Nonperforming loans to loans at end of period - non-acquired loans	0.38%	0.42%	0.69%
Nonperforming loans to loans at end of period - acquired loans	0.28	0.16	0.12
Total nonperforming loans to loans at end of period	0.66	0.58	0.81

Nonperforming assets to total assets - non-acquired	0.48%	0.41%	0.55%
Nonperforming assets to total assets - acquired	0.21	0.14	0.18
Total nonperforming assets to total assets	0.69	0.55	0.73

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2016	2015	2016	2015

Interest on securities:
Taxable	$6,966	$5,154	$19,253	$15,029
Nontaxable	287	144	749	441
Interest and fees on loans	31,932	25,276	87,210	69,285
Interest on federal funds sold and other investments	429	249	1,152	747
Total Interest Income	39,614	30,823	108,364	85,502

Interest on deposits	679	562	1,971	1,487
Interest on time certificates	613	295	1,476	963
Interest on borrowed money	874	955	2,754	2,665
Total Interest Expense	2,166	1,812	6,201	5,115

Net Interest Income	37,448	29,011	102,163	80,387
Provision for loan losses	550	987	1,411	2,275
Net Interest Income After Provision for Loan Losses	36,898	28,024	100,752	78,112

Noninterest income:
Service charges on deposit accounts	2,698	2,217	7,057	6,334
Trust fees	820	781	2,464	2,341
Mortgage banking fees	1,885	1,177	4,248	3,297
Brokerage commissions and fees	463	604	1,564	1,621
Marine finance fees	138	258	558	947
Interchange income	2,306	1,925	6,893	5,695
Other deposit based EFT fees	109	88	352	298
BOLI income	382	366	1,602	1,030
Gain on participated loan	0	0	0	725
Other	963	666	2,767	1,948
	9,764	8,082	27,505	24,236
Securities gains, net	225	160	361	160
Total Noninterest Income	9,989	8,242	27,866	24,396

Noninterest expenses:
Salaries and wages	14,337	11,850	41,620	29,940
Employee benefits	2,425	2,430	7,428	7,386
Outsourced data processing costs	3,198	3,277	10,440	7,695
Telephone / data lines	539	446	1,606	1,385
Occupancy	3,675	2,396	10,292	6,430
Furniture and equipment	1,228	883	3,509	2,434
Marketing	780	1,099	2,786	3,300
Legal and professional fees	2,213	2,189	7,226	5,442
FDIC assessments	517	552	1,704	1,661
Amortization of intangibles	728	397	1,767	1,027
Asset dispositions expense	219	77	469	393
Net (gain)/loss on other real estate owned and repossessed assets	(96)	262	(348)	396
Early redemption cost for Federal Home Loan Bank advances	0	0	1,777	0
Other	3,672	3,269	10,308	9,112
Total Noninterest Expenses	33,435	29,127	100,584	76,601

Income Before Income Taxes	13,452	7,139	28,034	25,907
Income taxes	4,319	2,698	9,603	9,802

Net Income	$9,133	$4,441	$18,431	$16,105

Per share of common stock:

Net income diluted	$0.24	$0.13	$0.49	$0.48
Net income basic	0.24	0.13	0.50	0.48
Cash dividends declared	0.00	0.00	0.00	0.00

Average diluted shares outstanding	38,169,863	34,193,540	37,258,133	33,524,718
Average basic shares outstanding	37,549,804	33,907,178	36,626,290	33,286,933

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER
	2016			2015
(Dollars in thousands)	Third	Second	First	Fourth	Third

Interest on securities:
Taxable	$6,966	$6,603	$5,683	$5,312	$5,154
Nontaxable	287	299	164	144	144
Interest and fees on loans	31,932	29,244	26,034	25,184	25,276
Interest on federal funds sold and other investments	429	433	290	275	249
Total Interest Income	39,614	36,579	32,171	30,915	30,823

Interest on deposits	679	688	604	598	562
Interest on time certificates	613	550	313	265	295
Interest on borrowed money	874	848	1,032	952	955
Total Interest Expense	2,166	2,086	1,949	1,815	1,812

Net Interest Income	37,448	34,493	30,222	29,100	29,011
Provision for loan losses	550	662	199	369	987
Net Interest Income After Provision for Loan Losses	36,898	33,831	30,023	28,731	28,024

Noninterest income:
Service charges on deposit accounts	2,698	2,230	2,129	2,229	2,217
Trust fees	820	838	806	791	781
Mortgage banking fees	1,885	1,364	999	955	1,177
Brokerage commissions and fees	463	470	631	511	604
Marine finance fees	138	279	141	205	258
Interchange income	2,306	2,370	2,217	1,989	1,925
Other deposit based EFT fees	109	116	127	99	88
BOLI income	382	379	841	396	366
Other	963	1,065	739	607	666
	9,764	9,111	8,630	7,782	8,082
Securities gains, net	225	47	89	1	160
Bargain purchase gain, net	0	0	0	416	0
Total Noninterest Income	9,989	9,158	8,719	8,199	8,242

Noninterest expenses:
Salaries and wages	14,337	13,884	13,399	11,135	11,850
Employee benefits	2,425	2,521	2,482	2,178	2,430
Outsourced data processing costs	3,198	2,803	4,439	2,455	3,277
Telephone / data lines	539	539	528	412	446
Occupancy	3,675	3,645	2,972	2,314	2,396
Furniture and equipment	1,228	1,283	998	1,000	883
Marketing	780	957	1,049	1,128	1,099
Legal and professional fees	2,213	2,656	2,357	2,580	2,189
FDIC assessments	517	643	544	551	552
Amortization of intangibles	728	593	446	397	397
Asset dispositions expense	219	160	90	79	77
Net (gain)/loss on other real estate owned and repossessed assets	(96)	(201)	(51)	(157)	262
Early redemption cost for Federal Home Loan Bank advances	0	1,777	0	0	0
Other	3,672	3,548	3,088	3,097	3,269
Total Noninterest Expenses	33,435	34,808	32,341	27,169	29,127

Income Before Income Taxes	13,452	8,181	6,401	9,761	7,139
Income taxes	4,319	2,849	2,435	3,725	2,698

Net Income	$9,133	$5,332	$3,966	$6,036	$4,441

Per share of common stock:

Net income diluted	$0.24	$0.14	$0.11	$0.18	$0.13
Net income basic	0.24	0.14	0.11	0.18	0.13
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

Average diluted shares outstanding	38,169,863	38,141,550	35,452,968	34,395,373	34,193,540
Average basic shares outstanding	37,549,804	37,470,071	34,848,875	34,115,697	33,907,178

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	December 31,	September 30,
(Dollars in thousands, except share data)	2016	2015	2015

Assets
Cash and due from banks	$89,777	$81,216	$69,650
Interest bearing deposits with other banks	77,606	54,851	30,991
Total Cash and Cash Equivalents	167,383	136,067	100,641

Securities:
Available for sale (at fair value)	866,613	790,766	728,161
Held for investment (at amortized cost)	392,138	203,525	209,047
Total Securities	1,258,751	994,291	937,208

Loans held for sale	20,143	23,998	16,738

Loans	2,769,338	2,156,330	2,099,447
Less: Allowance for loan losses	(22,684)	(19,128)	(19,328)
Net Loans	2,746,654	2,137,202	2,080,119

Bank premises and equipment, net	59,035	54,579	54,900
Other real estate owned	12,734	7,039	7,433
Goodwill	64,649	25,211	25,864
Other intangible assets	15,291	8,594	8,991
Bank owned life insurance	44,044	43,579	43,251
Net deferred tax assets	58,848	60,274	61,046
Other assets	66,402	43,946	41,917
	$4,513,934	$3,534,780	$3,378,108

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$1,168,542	$854,447	$869,877
Interest-bearing demand	776,480	734,749	618,344
Savings	340,899	295,851	286,810
Money market	858,931	665,353	660,632
Other time certificates	166,987	153,318	163,028
Brokered time certificates	8,218	9,403	8,323
Time certificates of $100,000 or more	190,436	131,266	135,282
Total Deposits	3,510,493	2,844,387	2,742,296

Securities sold under agreements to repurchase	167,693	172,005	148,607
Federal Home Loan Bank borrowings	305,000	50,000	50,000
Subordinated debt	70,171	69,961	69,891
Other liabilities	25,058	44,974	17,034
	4,078,415	3,181,327	3,027,828

Shareholders' Equity
Common stock	3,799	3,435	3,435
Additional paid in capital	453,007	399,162	398,067
Accumulated deficit	(24,427)	(42,858)	(48,894)
Treasury stock	(691)	(73)	(38)
	431,688	359,666	352,570
Accumulated other comprehensive income (loss), net	3,831	(6,213)	(2,290)
Total Shareholders' Equity	435,519	353,453	350,280
	$4,513,934	$3,534,780	$3,378,108

Common Shares Outstanding	38,025,020	34,351,409	34,346,456

Note: The balance sheet at December 31, 2015 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2016			2015
(Dollars in thousands, except per share data)	Third	Second	First	Fourth	Third
Net income	$9,133	$5,332	$3,966	$6,036	$4,441

Operating Ratios
Return on average assets-GAAP basis (2),(3)	0.82%	0.51%	0.44%	0.69%	0.52%
Return on average tangible assets (2),(3),(4)	0.88	0.56	0.48	0.73	0.56
Return on average shareholders' equity-GAAP basis (2),(3)	8.44	5.15	4.30	6.78	5.05
Efficiency ratio (5)	68.60	78.01	81.73	72.57	76.29
Noninterest income to total revenue	20.68	20.89	22.21	21.10	21.79

Net interest margin (1),(2)	3.69	3.63	3.68	3.67	3.75
Average equity to average assets	9.74	9.91	10.30	10.20	10.34

Credit Analysis
Net charge-offs (recoveries) - non-acquired loans	$(1,328)	$(315)	$(539)	$245	$(233)
Net charge-offs - acquired loans	(81)	(24)	142	324	683
Total net charge-offs (recoveries)	$(1,409)	$(339)	$(397)	$569	$450

Net charge-offs (recoveries) to average loans - non-acquired loans	(0.20)%	(0.05)%	(0.10)%	0.05%	(0.04)%
Net charge-offs to average loans - acquired loans	(0.01)	0.00	0.03	0.06	0.12
Total net charge-offs (recoveries) to average loans	(0.21)	(0.05)	(0.07)	0.11	0.08

Loan loss provision (recapture) - non-acquired loans	$649	$423	$(20)	$(40)	$852
Loan loss provision - acquired loans	(99)	239	219	409	135
Total loan loss provision	$550	$662	$199	$369	$987

Allowance to loans at end of period - non-acquired loans	1.00%	1.01%	1.04%	1.03%	1.11%
Discount for credit losses to acquired loans at end of period	4.24	3.96	3.79	4.24	4.13

Nonperforming loans - non-acquired loans	$10,561	$10,919	$11,881	$12,758	$14,474
Nonperforming loans - acquired loans	7,876	4,360	3,707	4,628	2,636
Other real estate owned - non-acquired	3,681	3,791	5,042	3,699	4,183
Other real estate owned - acquired	1,468	1,644	2,415	3,340	3,250
Other real estate owned – branches out of service	7,585	3,259	634	0	0
Total nonperforming assets	$31,171	$23,973	$23,679	$24,425	$24,543

Restructured loans (accruing)	$19,272	$20,337	$19,956	$19,970	$20,543

Purchased noncredit impaired loans	$484,006	$554,519	$558,262	$320,349	$355,739
Purchased credit impaired loans	13,057	13,652	16,531	12,109	12,673
Total acquired loans	$497,063	$568,171	$574,793	$332,458	$368,412

Nonperforming loans to loans at end of period - non-acquired loans	0.38%	0.42%	0.48%	0.59%	0.69%
Nonperforming loans to loans at end of period - acquired loans	0.28	0.16	0.15	0.22	0.12
Total nonperforming loans to loans at end of period	0.66	0.58	0.63	0.81	0.81

Nonperforming assets to total assets - non-acquired	0.48%	0.41%	0.44%	0.47%	0.55%
Nonperforming assets to total assets - acquired	0.21	0.14	0.15	0.22	0.18
Total nonperforming assets to total assets	0.69	0.55	0.59	0.69	0.73

Per Share Common Stock
Net income diluted-GAAP basis	$0.24	$0.14	$0.11	$0.18	$0.13
Net income basic-GAAP basis	0.24	0.14	0.11	0.18	0.13

Cash dividends declared	0.00	0.00	0.00	0.00	0.00
Book value per share common	11.45	11.20	10.91	10.29	10.20

Average Balances
Total average assets	$4,420,438	$4,206,800	$3,601,381	$3,463,277	$3,373,858
Less: Intangible assets	80,068	69,449	37,006	34,457	35,185
Total average tangible assets	$4,340,370	$4,137,351	$3,564,375	$3,428,820	$3,338,673

Total average equity	$430,410	$416,748	$370,816	$353,392	$348,901
Less: Intangible assets	80,068	69,449	37,006	34,457	35,185
Total average tangible equity	$350,342	$347,299	$333,810	$318,935	$313,716

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and bargain purchase gain, net).

	September 30,	December 31,	September 30,
SECURITIES	2016	2015	2015

U.S. Treasury and U.S. Government Agencies	$12,818	$3,911	$3,929
Mortgage-backed	526,617	539,688	488,803
Collateralized loan obligations	124,424	122,583	123,447
Obligations of states and political subdivisions	64,434	39,891	33,037
Corporate and other debt securities	76,638	44,273	39,918
Private commercial mortgage backed securities	61,682	40,420	39,027
Securities Available for Sale	866,613	790,766	728,161

Mortgage-backed	350,644	162,225	167,747
Collateralized loan obligations	41,494	41,300	41,300
Securities Held for Investment	392,138	203,525	209,047
Total Securities	$1,258,751	$994,291	$937,208

	September 30,	December 31,	September 30,
LOANS	2016	2015	2015

Construction and land development	$153,901	$108,787	$96,036
Real estate mortgage	2,126,923	1,733,163	1,714,120
Installment loans to individuals	145,523	85,356	78,472
Commercial and financial	342,502	228,517	210,335
Other loans	489	507	484
Total Loans	$2,769,338	$2,156,330	$2,099,447

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2016						2015
	Third Quarter			Second Quarter			Third Quarter
	Average		Yield/	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Securities:
Taxable	$1,264,345	$6,966	2.20%	$1,185,022	$6,603	2.23%	$966,764	$5,154	2.13%
Nontaxable	28,344	441	6.22	28,445	459	6.45	14,982	220	5.87
Total Securities	1,292,689	7,407	2.29	1,213,468	7,062	2.33	981,746	5,374	2.19

Federal funds sold and other investments	55,465	429	3.08	110,636	433	1.57	42,083	249	2.35

Loans, net	2,720,121	32,065	4.69	2,532,533	29,392	4.67	2,060,326	25,319	4.88

Total Earning Assets	4,068,275	39,901	3.90	3,856,637	36,887	3.85	3,084,155	30,942	3.98

Allowance for loan losses	(21,934)			(20,185)			(19,294)
Cash and due from banks	84,592			92,159			70,292
Premises and equipment	62,552			63,149			54,436
Intangible assets	80,068			69,449			35,185
Bank owned life insurance	43,860			43,542			41,934
Other assets	103,025			102,049			107,150

	$4,420,438			$4,206,800			$3,373,858

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$781,620	$151	0.08%	$755,206	$161	0.09%	$621,365	$116	0.07%
Savings	331,685	41	0.05	322,567	39	0.05	285,410	39	0.05
Money market	864,228	487	0.22	810,709	488	0.24	637,840	407	0.25
Time deposits	374,852	613	0.65	366,263	550	0.60	308,184	295	0.38
Federal funds purchased and securities sold under agreements to repurchase	184,170	118	0.25	195,802	129	0.26	163,385	100	0.24
Federal Home Loan Bank borrowings	223,467	240	0.43	171,011	215	0.51	70,109	418	2.37
Other borrowings	70,137	516	2.93	70,064	504	2.89	68,961	437	2.52

Total Interest-Bearing Liabilities	2,830,159	2,166	0.30	2,691,622	2,086	0.31	2,155,254	1,812	0.33

Noninterest demand	1,131,073			1,059,039			849,468
Other liabilities	28,796			39,391			20,235
Total Liabilities	3,990,028			3,790,052			3,024,957

Shareholders' equity	430,410			416,748			348,901

	$4,420,438			$4,206,800			$3,373,858

Interest expense as a % of earning assets			0.21%			0.22%			0.23%
Net interest income as a % of earning assets		$37,735	3.69%		$34,801	3.63%		$29,130	3.75%

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost.

Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2016			2015
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

Customer Relationship Funding (Period End)
Noninterest demand
Commercial	$892,876	$860,953	$768,890	$592,621	$619,960
Retail	209,351	211,722	212,367	198,077	182,381
Public funds	42,147	44,275	52,244	46,300	47,765
Other	24,168	29,842	20,568	17,449	19,771
	1,168,542	1,146,792	1,054,069	854,447	869,877

Interest-bearing demand
Commercial	100,824	102,105	101,767	77,500	69,037
Retail	567,286	549,301	496,846	479,056	443,022
Public funds	108,370	124,982	152,291	178,193	106,285
	776,480	776,388	750,904	734,749	618,344

Total transaction accounts
Commercial	993,700	963,058	870,657	670,121	688,997
Retail	776,637	761,023	709,213	677,133	625,403
Public funds	150,517	169,257	204,535	224,493	154,050
Other	24,168	29,842	20,568	17,449	19,771
	1,945,022	1,923,180	1,804,973	1,589,196	1,488,221

Savings	340,899	330,928	313,179	295,851	286,810

Money market
Commercial	313,200	293,724	271,567	208,520	225,629
Retail	411,550	419,821	380,233	312,756	306,138
Public funds	134,181	147,385	89,857	144,077	128,865
	858,931	860,930	741,657	665,353	660,632

Time certificates of deposit	365,641	386,278	362,638	293,987	306,633
Total Deposits	$3,510,493	$3,501,316	$3,222,447	$2,844,387	$2,742,296

Customer sweep accounts	$167,693	$183,387	$198,330	$172,005	$148,607

Total core customer funding (1)	$3,312,545	$3,298,425	$3,058,139	$2,722,405	$2,584,270

(1) Total deposits and customer sweep accounts, excluding certificates of deposits.